Exhibit 99.1

March 2011 1

March 2011 2 Forward Looking Statements Statements made in this presentation include financial estimates and forward-looking statements that are not historical facts. Each of these estimates and forward-looking statements involves risk and uncertainties. These estimates are based on present circumstances, information currently available, and assumptions about future revenues, industry growth, and general economic conditions. Estimates are inherently uncertain as they are based on assumptions concerning future events. No representations can be made as to the accuracy of such information or the reliability of such assumptions. Accordingly, actual revenues and expenditures may vary significantly from the Company's estimates, and actual results or developments may differ materially from those expressed or implied by the forward-looking statements. Factors that could cause actual results to differ from the financial estimates and forward-looking statements in this presentation include those described in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2009. Therefore, neither the Company's estimates nor the assumptions upon which they are based are to be interpreted as a guarantee or promise of the Company or management. The Company has no obligation to modify, amend, update, alter, or change the estimates contained herein. The Company intends to release its financial results for the year ended December 31, 2010 on Thursday March 10, 2011 and this presentation will not discuss 2010 financial results. In addition, the Company's 2010 revenue guidance is valid only as of the date it was given, November 8, 2010, and is not being updated or reaffirmed herein. For more information, please contact:Anthony Scaleseascalese@zynexmed.com Zynex, Inc.9990 Park Meadows DriveLone Tree, CO 80124Telephone: (303) 703-4906 Facsimile: (303) 347-9153 www.zynexmed.com

Business Highlights

- Publicly Traded OTCBB: ZYXI
- In operation since 1996
- Primary current business- Manufacturer of Electrotherapy home pain management devices (billed to insurance)
- Helped over 100,000 patients since inception
- High growth 54% CAGR since 1996
- >70%+ recurring revenue (>40,000 units in the field)
- 4% market share in a $550M current market
- Only 2 significant competitors in core market
- $2B+ potential market for new subsidiaries
- High GPM of 75-80%
- Cash flow positive
- Strong Balance Sheet w/ very little debt. Debt/Equity ratio 0.15
- Long-term strategy
  - Leverage the increasingly profitable "cash-cow" and technology from the electrotherapy business to fuel growth in our two new business units.
  - Expand geographic reach to gain market share
    - Continue adding domestic sales reps
    - International expansion through distributors
  - Continued design and introduction of new products to improve COGS
- Working towards obtaining listing on AMEX/NASDAQ

March 2011 ZYNEX MEDICAL 3

March 2011 4 Business Structure 100% of Revenue In Development

March 2011 5 Zynex Medical-Existing Business Revenue 1,000's 96 97 98 99 '00 '01 '02 '03 '04 '05 '06 '07 '08 '09 '10* Revenue 36 211 491 552 911 1190 1387 1084 1256 2300 3500 8000 11700 18681 24085 54% CAGR *2010 estimated revenue based on Q4 guidance given on Nov 8, 2010

March 2011 6 Zynex Medical-Existing Business Barrier to entry for most Zynex-focus on customer service Zynex-proven system/process Continued geographic expansion for growth More units in field = greater recurring revenue

March 2011 7 History History

Strategic Direction of 2 New Subsidiaries ("the Future")

- (ZMS) Monitoring Solutions:
  - Cardiovascular Monitoring, such as Blood Volume Monitoring during surgery, in the recovery room, etc.
  - Patent filed, prototyping well under way (positive results)
  - Complementary technology acquisitions planned
  - Estimated $1.5B Market
- (ZND) NeuroDiagnostic:
  - EMG, EEG diagnostic equipment, nerve tracers, nerve conductivity.
  - We believe our existing hardware technology is superior to current vendors in this market. Substantial engineering efforts planned for 2011 and 2012.
  - Complementary technology acquisitions planned
  - Estimated $700m Market



March 20

ZYNEX MEDICAL

8

March 2011 9 Current & Future Markets ~$550M ~$1.5B ~$700M TAM ~ 2.7B

March 2011 10 Zynex's Long-Term Goal Become a strong, global Medical Device playerFocus on products/applications with high GPM'sRecurring revenue growth Only take calculated risksManage balance sheetCash flow positiveContinue high growth with a mix of acquisitions/organic based on valuation=stock price=private equity with low dilution and/or loan-based financing

Creating Shareholder Value

- Now
  - Get off the OTCBB
  - Working toward listing on AMEX/Nasdaq
  - $3.5M Line of Credit in place for current growth (~$1.0 borrowed)
  - Drive Revenue and Earnings Growth with existing business!
- 1-2 Years Out
  - Acquisitions to rapidly grow 2 new subsidiaries
  - Introduce new products in the hospital markets
  - Continue to grow existing business for increased positive cash flow

March 2011

ZYNEX MEDICAL

11

March 2011 12 Corporate & Ownership Structure Common Stock: 30,600,000 shares outstandingLimited overhang, only 1,800,000 in employee stock options and 80,000 warrantsAuditors: GHP Horwath, PCCorporate Counsel: Faegre & Benson LLPBOD: T. Simonton, M. Vitale, M. Wahlstrom, T. Sandgaard Thomas Sandgaard - Founder & CEO Rest of the Float 60 40

March 2011 13

March 2011 14 Highlights Historical growth 54% CAGR (existing ZMED)Established recurring revenue stream (40k+ units in field)Strong balance sheet (very little debt)Significant opportunity in new subs (ZMS, ZND)Additional $2.2B marketWorking toward listing on AMEX/Nasdaq No capital needed until we start acquiring

March 2011 15 CONTACT INFO: For more information, please contact:Anthony Scaleseascalese@zynexmed.com Zynex, Inc.9990 Park Meadows DriveLone Tree, CO 80124Telephone: (303) 703-4906 Facsimile: (303) 347-9153www.zynexmed.com

March 2011 16 Stock symbol: ZYXI